SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KEYSTAR CORP.

(Exact name of registrant as specified in its charter)

Nevada	85-0738656
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9620 Las Vegas Blvd. S STE E4-98 Las Vegas, NV 89123	89123
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-252983

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.0001

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-252983) is incorporated by reference into this registration statement.

Item 2.  Exhibits

Exhibit No.	Description of Exhibit
Exhibit 3.1	Articles of Incorporation(1)
Exhibit 3.2	Certificate of Amendment(1)
Exhibit 3.3	Bylaws(1)
Exhibit 10.1	Demand Promissory Note dated December 30, 2020(1)
Exhibit 10.2	Demand Promissory Note dated April 27, 2020(2)
Exhibit 10.3	Demand Convertible Promissory Note dated April 20, 2020(2)

1.Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the US Securities and Exchange Commission on February 11, 2021.

2.Incorporated by reference to the Company’s Registration Statement on Form S-1/A filed with the US Securities and Exchange Commission on March 15, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: June 2, 2021

KeyStar Corp.

By: /s/ Steven Lane

Steven Lane

Title: Chief Executive Officer